                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K

                                 Current Report

                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934

                                 Date of Report

             (Date of earliest event reported): September 25, 2006

                                   UTG, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                        0-16867                             20-2907892
(State or other jurisdiction of    (Commission File Number)      (I.R.S. Employer Identification No.)
incorporation or organization)

                            5250 South Sixth Street
                          Springfield, Illinois 62703
             (Address of principal executive offices and zip code)

                                 (217) 241-6300

              (Registrant's telephone number, including area code)

                                 Not Applicable
         (Former name or former address, if changed since last report)

     Check the  appropriate  box below if the Form 8-K  filing  is  intended  to simultaneously  satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

Written communications pursuant to Rule 425 under the Securities Act

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 1 -Change in Directors or Principal Officers, Financial Statements and Exhibits

Item 5.02. Departure of Directors or Principal Officers;  Election of Directors;
Appointment of Principal Officers

On and effective September 20, 2006, the Board of Directors of UTG, Inc. ("UTG")
elected  James P.  Rousey,  age 48, as President  of UTG and  subsidiaries.  Mr.
Rousey has served as Executive Vice President,  Chief Administrative Officer and
Director of UTG since  September  2001.  Mr.  Rousey has over 20 years of senior management  experience  in the financial  services  industry.  In addition,  Mr.
Rousey was Regional CEO and Director of First  Southern  National Bank from 1988 to 2001 and Board Member with the Illinois Fellowship of Christian Athletes from
2001-2005.

In  connection  with Mr.  Rousey's  election  as  President  of UTG,  Randall L.
Attkisson  resigned  such  position on and  effective  September  20, 2006.  Mr.
Attkisson will continue to serve as Director and Chief Operating  Officer,  with new duties relating to overseeing various business issues of UTG as a whole.

Messrs.  Rousey and Attkisson  continue to be employed  pursuant to the terms of employment  agreements  with UTG  effective  as of June 1, 2005 and February 22,
2005, respectively.

                                   SIGNATURES

     Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the
Registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

                                   UTG, INC.

Date:  September 25, 2006              By:  /s/ Theodore C. Miller
                                            Theodore C. Miller
                                            Senior Vice President and Chief Financial Officer